5% CONVERTIBLE DEBENTURE
Effective Date: March 27,2012
DUE March 27,2014

Number: 001	Dollars: $100,000.00

FOR VALUE RECEIVED, the undersigned, Renuell Int'l, Inc., a corporation organized under the laws of the State of Florida (the Company and/or Technology Applications International Corporation and/or TAIC) hereby promises to pay to Joe-Val, Inc. or its registered assigns (the Holder), the principal sum of One Hundred Thousand Dollars ($100,000) on the date which is two years from execution of this Debenture, or such earlier date as the Debenture is required or permitted to be repaid as provided hereunder (the Maturity Date), and to pay interest accruing thereon, at the rate of five- percent (5%) per annum through Maturity Date. All payments of principal and interest shall be payable in U.S. funds, by check mailed to the Holder promptly following the Interest Payment Date.

Reference is made to the additional provisions of this Debenture set forth hereafter. This Debenture is issued pursuant to a related Subscription Agreement between the Holder and the Company.

THE DEBENTURE REPRESENTED HEREBY AND THE SHARES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS AND MAY NOT BE RESOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALD7ICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION OR QUALD7ICATION IS NOT REQUIRED UNDER THE ACT AND THE RULES THEREUNDER, OR UNDER APPLICABLE STATE SECURITIES LAWS.

ARTICLE 1.
DEBENTURES

1. (a) General. This security is one of a duly authorized issue of securities of the Company designated as its 5% Convertible Debentures, in aggregate principal amount of $100,000.00. The registered holder of a Debenture shall (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Debenture, regardless of any notice of ownership, theft or loss or of any writing thereon.

(b) Interest. Interest hereon shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. Interest shall be payable to the person in whose name this Debenture is registered at the close of business on the Maturity Date, whether or not a business day. Interest shall accrue on the outstanding principal amount of the Debenture until the earlier of (a) conversion of outstanding principal into shares of Common Stock pursuant to Article 2 (in which case interest shall cease to accrue and the final Interest Payment Date shall be the Conversion Date) or (b) payment in full of all outstanding principal and interest on the Maturity Date. Unless the Holder elects to convert accrued interest into shares of Common Stock and Warrants of the Company pursuant to Article 2, interest shall be payable by check in U.S. Dollars, mailed to the Holder, or the person designated by the Holder, at the address designated by the Holder or the Holders designee.

(c) Corporate Obligation. No recourse for the payment of the principal of or any interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in any Debenture, or because of the creation of any indebtedness represented mereby, shall be had against any incorporator, employee, agent, shareholder, officer or director as such, past, present or future, of the Company or of any successor corporation either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

ARTICLE 2.
 CONVERSION OF DEBENTURE

2. The principal and/or accrued but unpaid interest on this Debenture shall be convertible into fully paid and non-assessable shares of Common Stock and Warrants of (TAIC) upon the terms and conditions contained in this Article 2

(a) Holder's Conversion Option^ The outstanding principal amount and accrued but unpaid interest payable under this Debenture shall be convertible into fully paid and non-assessable shares of the Common Stock of the Company and equal amount Warrants at anytime at the option of the Holder commencing upon execution of this Debenture by (TAIC) at the Conversion Price. The date of conversion of this Debenture shall be defined as the Conversion Date. The number of shares of Common Stock issuable upon conversion of outstanding principal and accrued but unpaid interest shall be determined by the quotient obtained by dividing (x) the outstanding principal and accrued interest, if any, to be converted by (y) the Conversion Price, rounded down to the nearest whole share. Holder shall deliver to (TAIC) the original of this Debenture together with a duly executed and completed notice of conversion in the form of Exhibit A to this Debenture.

(c) Reservation of Shares and Warrants. On the Conversion Date, the Company shall have a sufficient number of authorized but unissued shares of Common Stock reserved for issuance in accordance the conversion of this Debenture.

(d) Conversion Price. Subject to readjustment as provided in Section 2.6 hereof, the conversion or purchase price (the Conversion Price) shall be Fifty Cents ($.50 cents) per share of Common Stock and equal Warrants exercisable at $1.00 within 180 days after the Common Stock commences quotation on the OTC Bulletin Board or one year after the date hereof, whichever occurs first.

(e) Adjustment of Conversion Terms. The Conversion Price and number of shares of Common Stock and Warrants to be issued upon conversion of this Debenture shall be subject to adjustment from time to time upon the happening of certain events while this conversion or purchase right remains outstanding, as follows:

(i) Adjustments for Subdivisions, Combinations or Consolidations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price of the Debenture then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price of the Common Stock then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(ii) Merger. Sale of Assets. If the Company at any time prior to the Conversion Date or the Maturity Date intends to consolidate with or merge into or sell or convey all of or substantially all of its assets to any other person or entity (the Successor), the Company shall deliver notice of such transaction (Transaction Notice) to the Holder not less than thirty (30) days prior to the effective date of the transaction. During die twenty (20) day period commencing upon delivery of the Transaction Notice, the Holder may request diat upon completion of such transaction, this Debenture shall be replaced by a debenture issued by the Successor on substantially the same terms as set forth in this Debenture, except diat such debenture shall be convertible into shares of the common stock of the Successor. Such request from die Holder shall be in writing. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.

(iii) Recapitalizations. If at any time, or from time to time, there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for herein) provision shall be made so mat die holders of the Common Stock shall thereafter be entitled to receive upon conversion of the Common Stock die number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of die provisions of Article 2 with respect to the rights of die holders of die Common Stock after die recapitalization to die end diat die provisions of Article 2 (including adjustment of me Conversion Price dien in effect and the number of shares purchasable upon conversion of die Common Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(iv) Cash Distributions. No adjustment on account of cash dividends on Common Stock purchasable hereunder or on Common Stock will be made to the Conversion Price.
(v) Fractional Shares. No fractional shares of Common Stock will be issued in connection with any conversion or purchase hereunder but in lieu of such fractional shares, the Company shall issue to me Holder one whole share of Common Stock.

(f) Authorized Shares. The Company covenants mat during die period the conversion or purchase right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the conversion of this Debenture. The Company agrees mat its issuance of mis Debenture shall constitute full authority to its officers who are charged widi die duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Debenture or purchase of shares pursuant hereto.

(g) Rights as Shareholder. Until one or more stock certificates representing the shares of Common Stock issuable upon conversion of this Debenture are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder of the Company shall exist, notwithstanding conversion of the Debenture.

   (h) Method of Conversion. To effect conversions hereunder, the Holder shall physically surrender the Debenture at the principal office of the Company. Upon any partial redemption by the Company, a new Debenture containing the same date and provisions of this Debenture shall be issued by the Company to said Holder for the remaining principal balance.

ARTICLE 5.
EVENTS OF DEFAULT

  5. Events of Default. If any of the following events (each an Event of Default®) shall occur:

5.1 The Company fails to pay the principal of, any installment of interest accrued on, or any other amount at anytime owing under, the Debenture or any of the other Debentures, as and when the same becomes due and payable hereunder and such failure to pay continues for a period of five (5) business days; or

5.2 The Company defaults in the due observance or performance of or breach any of its covenants contained in this Debenture or any of the other Debentures (other than a Default involving the payment of money due under this Debenture, any of the other Debentures) and such default is not cured within 20 business days after die occurrence of such default; or

5.3 The Company shall (i) becomes insolvent, (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee or similar official of or for itself or of or for all or a substantial part of its property, (iii) make an assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code, as now or hereafter in effect (the "Code"), (v) file a petition seeking to take advantage of any otfier bankruptcy, insolvency, moratorium, reorganization or otiier similar law of any jurisdiction (Otiier Laws), (vi) acquiesce as to, or fail to controvert in a timely or appropriate manner, an involuntary case filed against the Company under the Code, or (vii) take any corporate action in furtherance of any of die foregoing; or

5.4 A proceeding or involuntary case shall be commenced, witihout the application or consent of the Company, in any court of competent jurisdiction (i) under the Code, (ii) seeking liquidation, reorganization, dissolution, winding up or composition or readjustment of its debts under any Other Laws, or (iii) seeking the appointment of a trustee, receiver or similar official for it or for all or any substantial part of its assets, and any such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 90 days; or

5.5 A final judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Company thereof, and the Company shall not discharge the same, or procure a stay of execution thereof within 30 days from the date of entry thereof and within such 30 day period or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment, together with all other judgments against the Company, shall exceed in the aggregate $1,000,000 in excess of any insurance as to the subject matter of such judgments, as to which coverage has not been declined or the underlying claim rejected by the applicable insurer; or

5.6 The liquidation or dissolution of the Company or any vote in favor thereof by the board of directors and shareholders of the Company; or

5.7 A proceeding is commenced to foreclose a security interest in or lien on any asset of the Company as a result of a default in the payment or performance of any indebtedness of the Company in excess of $1,000,000, together with accrued unpaid interest thereon and related costs (other than the Debentures); or

5.8 An attachment or garnishment is levied against the assets of the Company involving an amount in excess of $1,000,000 and the Hen created by such levy is not vacated, bonded or stayed within 10 business days after such lien has attached to such assets; or

5.9 The Company defaults in the payment (regardless of amount) when due of the principal of, interest on, or any other liability on account of, any indebtedness of the Company (other than the Debentures) having an unpaid principal amount in excess of $ 1,000,000, or a default occurs in the performance or observance by the Company of any covenant or condition (other than for the payment of money) contained in any outstanding note or debt instrument (other than this Debenture) or agreement evidencing or pertaining to any such indebtedness, which causes the maturity of such indebtedness to be accelerated or permits the holder or holders of such indebtedness to declare the same to be due prior to the stated maturity thereof;

5.10 Any representation, warranty or statement of fact made by the Company in the Debentures, or the Offering Memorandum or in any certificate or financial statement delivered by the Company to the Holder at any time proves to be false or misleading in any material respect when made or deemed made by the Company; or

then, and in any such event the Holder of this Debenture may by written notice to the Company declare the entire unpaid principal amount of this Debenture outstanding together with accrued interest thereon due and payable, and the same shall, unless such default be cured within twenty (20) days after such notice, forthwith become due and payable upon the expiration of such twenty (20) day period, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived.

As used in this Debenture, "Accelerated Maturity Date" means any date prior to the Maturity Date on which the principal of and any accrued and unpaid interest on this Debenture is declared to be, or becomes, due pursuant to this Section 4 and "Default" means any event that is or, wirn the passage of time or the giving of notice or both, would be, an Event of Default.

ARTICLE 6.
TRANSFER, REGISTRATION AND REPLACEMENT

   6(a) Investment Representation. The Holder hereby represents and warrants that it has acquired this Debenture for purpose of investment and with no present intent to sell or distribute the same. Upon conversion of principal or interest under this Debenture, any securities of the Company will be acquired with the same investment intent and the Holder agrees to execute any and all documents requested by the Company to confirm such intent.

(b) Transfer. Subject to compliance with the various securities laws, upon due presentment for registration of transfer of this Debenture at the offices of the Company, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the approval of counsel to the Company, without charge except for any tax or other governmental charge imposed in connection therewith.

(c) Notations of Transfer. Before due presentment to the Company for registration of the transfer of this Debenture, the Company may deem and treat the person in whose name this Debenture is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Debenture and for all other purposes whatsoever, and the Company shall not be affected by notice to the contrary. The registered holder of a Debenture shall be treated as its owner for all purposes.

(d) Restriction on Transfer. No Holder shall transfer the Debenture or any of the shares issuable upon conversion thereof until such Holder has first given written notice to the Company describing briefly the manner of any such proposed transfer and until: (i) the Company has received from the Holder=s counsel an opinion satisfactory to the Company that such transfer can be made without compliance with the registration or qualification provisions of me Securities Act of 1933, as amended, (the Act) or applicable state securities laws, or (ii) the Company and the Holder shall have complied with Rule 144 promulgated under the Act.

(e) Register. The Company shall maintain a register for the recordation of transfers of this Debenture, which shall be transferable in whole or in part. Upon presentation by the Holder and surrender of this Debenture, the Company shall register such transfer and issue a new Debenture or Debentures of like aggregate principal amount and bearing the same date.

(f) Lost or Destroyed Debentures. Upon receipt by the Company at its principal office of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and in the case of any such loss, theft, or destruction, upon delivery of indemnity satisfactory to the Company or, in case of any such mutilation, upon surrender and cancellation of this Debenture, the

Company will issue a new Debenture of like tenor in lieu of this Debenture with a notification thereon of the date from which interest has accrued. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Debenture shall be borne by the Holder of the Debenture so mutilated, destroyed, stolen or lost.

ARTICLE 7.
AMENDMENT

7(a) Amendment. The Company, with the consent of the holders of a majority in aggregate principal amount of the Debentures at the time outstanding, may add any provisions to or change in any manner or eliminate any of die provisions of or modify in any manner the rights set forth in the Debentures; provided, however, that no such action shall: (i) reduce or extend die time of payment of interest diereon, or reduce die principal amount diereof, or make die principal diereof or interest thereon payable in any currency other than that provided herein, without the consent of die each holder so affected; or (ii) reduce the aforesaid percentage of Debentures, die holders of which are required to consent to any such action or to any waiver of compliance with certain provisions hereof or certain defaults hereunder and their consequences, widiout the consent of all holders of Debentures men outstanding. Prior to any declaration accelerating the redemption of the Debentures, the holders of a majority in aggregate principal amount of me Debentures at the time outstanding may on behalf of the holders of all of die Debentures waive any past default hereunder and its consequences, except a default in the payment of principal of or interest on the Debentures. Any such consent or waiver by die Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution herefor, irrespective of whether or not any notation diereof is made upon this Debenture or such other Debentures.

ARTICLE 8.
MISCELLANEOUS

8(a) Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery hereof.

(b) Failure Not Waiver. No failure or delay on the part of the Holder hereof in Hie exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(c) Notices. All notices and otiier communications given under this Debenture shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered; or (b) three (3) business days after die same have been deposited in a United States post office and sent via certified mail return receipt requested postage prepaid and addressed to die Company as set forth herein or to the Holder's address in the books and records of die Company; or (c) die next business day after the same have been deposited with a national overnight delivery service, addressed to the Company as set forth herein or to the address of the Holder in the books and records of the Company. Both the Holder and the Company may change the address by giving written notice to the other as herein provided.

    (c) Amended Provision. The term Debenture or this Debenture and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed or if later amended or supplemented, then, as so amended or supplemented.

    (d) Assignability. This Debenture shall be binding upon the Company, its successors and assigns, and shall inure to the benefit of Holder, its successors and assigns.

(e)      Governing Law. This Debenture has been executed in and shall be governed by and construed under the laws of the State of Florida, irrespective of such state's choice-of-law principles.

(f)     Consent to Jurisdiction and Forum Selection. The Company and the Holder agree that all actions or proceedings arising in connection with this Debenture shall be determined exclusively in the appropriate State and/or Federal courts in the Southern District of Florida located in Dade County, Florida. The aforementioned choice of venue is intended to be mandatory and not permissive in nature. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and/or Federal courts located in the County of Dade, State of Florida shall have in personam jurisdiction and venue over each of them.

 Technology Applications International Corporation President

ATTACHMENT (A)

NOTICE OF CONVERSION

To: ______________________________________________________________________

The undersigned registered owner of a 5% Convertible Debenture due March  14, 2014 (Debenture) of Technology Applications International Corporation, a corporation organized under the laws of State of Florida. (the Company) hereby irrevocably demands that the Company convert (check or complete as applicable)

________________ all unpaid and accrued interest under the Debenture

$ _______________ principal amount of this Debenture

into shares of Common Stock and Warrant Purchase Agreement on the Conversion Date in accordance with the terms of the Debenture and directs that the shares of Common Stock and Warrants representing the converted accrued interest be issued and delivered to the undersigned registered holder hereof unless a different name has been indicated below, at die address provided below.

Dated: ___________________________________

Social Security or Taxpayer Identification

Signature: ________________________________	Number: _________________________

Signature: ________________________________

Complete the information below for registration of shares of Common Stock and Warrant Purchase Agreement if to be delivered, other than to and in the name of the registered holder of the Debenture;
________________________________________
Name
________________________________________
Address
________________________________________
Address
________________________________________
Social Security or Tax Identification9